Exhibit 10(k)(xviii)

Execution Version

FOURTH AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENT AND GUARANTY

FOURTH AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENT AND GUARANTY, dated as of April 8, 2016 (this “Amendment”), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the “Company”), the Guarantors (as defined in the Note Agreement referred to below), and the holders of Notes (as defined in the Note Agreement referred to below) on the date hereof (each individually, a “Noteholder”, and collectively, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company and Guarantors party thereto (each an “Obligor”, and collectively, the “Obligors”) and the Noteholders are parties to that certain Amended and Restated Note Agreement and Guaranty, dated as of July 16, 2010, as amended by (1) that certain First Amendment to Amended and Restated Note Agreement and Guaranty, dated as of February 17, 2012, (2) that certain Second Amendment to Amended and Restated Note Agreement and Guaranty, dated as of March 26, 2013, and (3) that certain Third Amendment to Amended and Restated Note Agreement and Guaranty, as of June 18, 2015 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Note Agreement”); and

WHEREAS, in connection with the recent amendment and restatement of the Five-Year Revolving Credit Facility Agreement, dated as of June 18, 2015, and amended and restated as of April 8, 2016, among the Company, various subsidiaries of the Company, JPMorgan Chase Bank, N.A. and the other parties thereto (the “New Bank Credit Agreement”), the Company has requested amendments of certain provisions of the Note Agreement, and the Noteholders have indicated willingness to agree to such amendments subject to certain limitations and conditions, as provided for herein;

NOW THEREFORE, in consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree that on the Fourth Amendment Effective Date, as defined herein, the Note Agreement will be amended as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Note Agreement are used herein as therein defined.

2. Effectiveness of this Amendment. Subject to the occurrence of the Fourth Amendment Effective Date, (a) the Note Agreement (without giving effect to this Amendment) will apply in connection with the Notes up to (but excluding) the Fourth Amendment Effective Date, and (b) the Note Agreement as amended by this Amendment will apply in connection with the Notes from and after the Fourth Amendment Effective Date.

3. Amendments. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Note Agreement is hereby amended, as of the Fourth Amendment Effective Date, in the manner specified in Schedule 1 to this Amendment and made a part hereof.

4. Representations and Warranties.

(a) Each Obligor hereby (i) repeats (and confirms as true and correct) as of the Fourth Amendment Effective Date to the Noteholders each of the representations and warranties made by such Obligor pursuant to the Note Agreement (other than such representations expressly given as of a specific date); provided that the representation and warranty in the last sentence of Paragraph 8B of the Note Agreement is further qualified by an exception for anything disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015; and (ii) incorporates such representations and warranties herein (as though set forth herein) in their entirety.

(b) Each Obligor hereby further represents and warrants as of the Fourth Amendment Effective Date that:

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(i) No Default. No Default or Event of Default shall have occurred and be continuing on such date after giving effect to this Amendment;

(ii) Power and Authority. Each such Person has the corporate or equivalent power to execute and deliver this Amendment, and to perform the provisions hereof, and this Amendment has been duly authorized by all necessary corporate or equivalent action on the part of each such Person;

(iii) Due Execution. This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principals of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights;

(iv) No Consents Required. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment;

(v) Acknowledgment of Obligation: Waiver of Claims. It has no defenses, offsets or counterclaims against any of its obligations under and in respect to the Notes or the AI Guaranty Agreement and that all amounts outstanding under and in respect of the Notes and the Note Agreement are owing to holders of the Notes without defense, offset or counterclaim;

(vi) New Bank Credit Agreement. The Company has furnished to the Noteholders a true and complete copy of the New Bank Credit Agreement, and except as so furnished to the Noteholders, there have been no amendments to the New Bank Credit Agreement; and

(vii) Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) to the Company’s knowledge, is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company, any Subsidiary or, to the Company’s knowledge, any other Controlled Entity (i) is in material violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) The Company will use (and has used) the proceeds of the Notes only for the purposes specified in the Note Agreement. The Company will not use, and will procure that its Subsidiaries and its or their respective Controlled Entities will not use (and such Persons have not used), proceeds of the Notes:

(i) for the purpose of funding, financing or facilitating any activities, business or transaction with any Blocked Person, to the extent that such activities, business or transaction would cause a violation of U.S. Economic Sanctions Laws by any Obligor or Noteholder, or in any other manner that could result in a violation of any U.S. Economic Sanctions Laws by any Obligor or Noteholder;

(ii) in violation of, or in such manner as would cause any Noteholder to be in violation of, any applicable Anti-Money Laundering Laws; or

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(iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the U.S. Foreign Corrupt Practices Act or in violation of any other Anti-Corruption Laws.

(d) The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and U.S. Economic Sanctions Laws, and the Company and the Subsidiaries and, to the knowledge of the Company and in connection with their activities for the Company and the Subsidiaries, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and U.S. Economic Sanctions Laws in all material respects and are not engaged in any activity that would reasonably be expected to result in the Company or any Subsidiary being designated as a Blocked Person.

(c) The Company hereby represents and warrants that, immediately after the Fourth Amendment Effective Date, after giving pro forma effect to the Blue Falcon Acquisition (as defined in Schedule 1) and any related incurrence of Indebtedness, (i) the Leverage Ratio does not exceed 3.50 to 1.00 and (ii) no Default shall have occurred and be continuing.

5. Acknowledgements and Consent of Guarantors. Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Note Agreement, the Notes, the AI Guaranty Agreement and this Amendment and consents to the amendments to the Note Agreement effected pursuant to this Amendment. Each Guarantor confirms that it will continue to guarantee the obligations to the fullest extent in accordance with the AI Guaranty Agreement and acknowledges and agrees that: (a) the AI Guaranty Agreement shall continue in full force and effect and that its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and (b)(i) notwithstanding the conditions to effectiveness hereof, such Guarantor is not required by the terms of the Note Agreement, the Notes or the AI Guaranty Agreement to consent to the amendments to the Note Agreement effected pursuant to this Amendment; and (ii) nothing in the Note Agreement, the Notes or the AI Guaranty Agreement shall be deemed to require the consent of any such Guarantor to any future amendments to the Note Agreement.

6. Conditions Precedent. This Amendment shall become effective as of the first date on which the conditions precedent set forth below shall have been fulfilled (the “Fourth Amendment Effective Date”), and Prudential agrees to promptly confirm the occurrence of the Fourth Amendment Effective Date after such conditions have been fulfilled:

(a) the Noteholders shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each of the Obligors;

(b) the Company shall have paid all outstanding costs, expenses and fees of the Noteholders (including reasonable attorney’s fees and expenses of Morgan, Lewis & Bockius, LLP) incurred in connection with the documentation of this Amendment (including a reasonable estimate of post-closing fees and expenses) to the extent invoiced (this provision shall not be construed to limit the obligations of the Company under Paragraph 12B of the Note Agreement);

(c) the Company shall have paid to the Noteholders a non-refundable amendment fee in the amount of $25,000 by federal funds wire transfer in immediately available funds as set forth on Exhibit A;

(d) the New Bank Credit Agreement shall be in full force and effect and the Restatement Effective Date (defined therein) shall have occurred concurrently herewith, and a true and complete copy thereof shall have been delivered to the Noteholders, and shall be in form and substance satisfactory to them; and

(e) the Noteholders shall have received such additional documents or certificates with

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respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonable requested by the Noteholders.

7. Release. In consideration of the agreements of the Noteholders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each Noteholder and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Noteholders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Obligor or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Note Agreement or any of the other Transaction Documents or transactions thereunder or related thereto.

Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Each Obligor acknowledges and agrees that the Releasees have fully performed all obligations and undertakings owed to such Obligor under or in any way in connection with the Note Agreement or any of the other Transaction Documents or transactions thereunder or related thereto as of the date hereof.

For the avoidance of doubt, this Section 7 will not apply to any claims against the Noteholders or their affiliates under the asset purchase agreement with respect to the purchase, by an entity in which any of the Noteholders and/or their affiliates held an ownership interest, of the Primaloft business of the Company and its Subsidiaries.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

9. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the terms, provisions and conditions of the Note Agreement, the Notes, the AI Guaranty Agreement and the agreements and instruments relating thereto are and shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.

10. Headings. The headings of sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

11. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ALBANY INTERNATIONAL CORP.

By: /s/ Joseph G. Morone
Name: Joseph G. Morone
Title: President & CEO

ALBANY INTERNATIONAL HOLDINGS TWO, INC., as a Guarantor

By: /s/ Charles J. Silva, Jr.
Name: Charles J. Silva, Jr.
Title: Vice President & Secretary

ALBANY ENGINEERED COMPOSITES, INC., as a Guarantor

By: /s/ Charles J. Silva, Jr.
Name: Charles J. Silva, Jr.
Title: Vice President & Secretary

ALBANY INTERNATIONAL RESEARCH CO., as a Guarantor

By: /s/ Robert A. Hansen
Name: Robert A. Hansen
Title: President

GESCHMAY CORP. as a Guarantor

By: /s/ John B. Cozzolino
Name: John B. Cozzolino
Title: President

BRANDON DRYING FABRICS, INC., as a Guarantor

By: /s/ John B. Cozzolino
Name: John B. Cozzolino
Title: President

GESCHMAY WET FELTS, INC., as a Guarantor

By: /s/ John B. Cozzolino
Name: John B. Cozzolino
Title: President

GESCHMAY FORMING FABRICS CORP., as a Guarantor

By: /s/ John B. Cozzolino
Name: John B. Cozzolino
Title: President

BLUE FALCON II LLC, as a Guarantor

By: /s/ Diane M. Loudon
Name: Diane M. Loudon
Title: President

Signature Page to Fourth Amendment to Amended and Restated Note Agreement and Guaranty

The foregoing Amendment is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY

OF AMERICA

By:	/s/ Eric Seward
Name: Eric Seward
Title: Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:	Prudential Investment Management (Japan),
Inc., as Investment Manager
	By:	Prudential Investment Management, Inc.,
as Sub-Adviser

	By:	/s/ Eric Seward
Name: Eric Seward
Title: Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management Japan Co.,
Ltd., as Investment Manager
	By:	Prudential Investment Management, Inc.,
as Sub-Adviser

	By:	/s/ Eric Seward
Name: Eric Seward
Title: Vice President

SECURITY BENEFIT LIFE INSURANCE COMPANY, INC.
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Eric Seward
Name: Eric Seward
Title: Vice President

Signature Page to Fourth Amendment to Amended and Restated Note Agreement and Guaranty

Schedule 1

Amendments to Note Agreement
(All paragraph references are to paragraphs of the Note Agreement)

1. Sub-clause (i) in the parenthetical in clause (a) of Paragraph 6A is hereby amended and restated in its entirety to read as follows: “(ii) Indebtedness outstanding on the Fourth Amendment Effective Date and set forth on Schedule 6A)|”.

2. Clause (b) of Paragraph 6B is hereby amended and restated in its entirety to read as follows: “Liens existing on the Fourth Amendment Effective Date securing Indebtedness outstanding on the Fourth Amendment Effective Date and set forth on Schedule 6B”.

3. Clause (k) of Paragraph 6B is hereby amended by deleting the phrase “June 18, 2015” and inserting the phrase “the Fourth Amendment Effective Date” in lieu thereof.

4. Paragraph 6F is hereby amended by deleting the phrase “the date hereof” and inserting the phrase “the Fourth Amendment Effective Date” in lieu thereof.

5. Paragraph 6G is hereby amended and restated to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text)::

“6G. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (other than any Hedging Agreement entered into in the ordinary course of business) of, make or permit to exist any loans or advances (excluding accounts receivable arising out of the sale of goods and services reflected on the Company’s consolidated balance sheet as current assets) to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) (i) investments existing on the ~~date hereof~~ Fourth Amendment Effective Date in the capital stock of Subsidiaries or in Indebtedness of Subsidiaries and (ii) other investments existing on the ~~date hereof~~ Fourth Amendment Effective Date and set forth on Schedule 6G;

(c) acquisitions of assets of or Equity Interests in other Persons for consideration consisting solely of common stock of the Company;

(d) acquisitions of assets of or Equity Interests in other Persons that are not Affiliates of the Company and loans or advances to Subsidiaries to provide funds required to effect such acquisitions, if, at the time of and after giving pro forma effect to each such acquisition and any related incurrence of Indebtedness, (i) the Leverage Ratio does not exceed 3.50 to 1.00 and (ii) no Default shall have occurred and be continuing;

(e) (i) any investment, loan or advance by the Company or a Guarantor in or to the Company or another Guarantor, (ii) any investment, loan or advance by a Subsidiary that is not a Guarantor in or to the Company or a Guarantor; provided that each such loan or advance referred to in this preceding clause (ii) shall be subordinated to the obligations hereunder (it being understood that any such subordination shall not be construed to create a Lien), (iii) any investment, loan or advance by any Subsidiary that is not a Guarantor in or to any other Subsidiary that is not a Guarantor, (iv) any investment, loan or advance by the Company or any Guarantor in or to any Subsidiary that is not a Guarantor; provided that each investment, loan or advance referred to in this clause (iv) made after the Fourth Amendment Effective Date must be in an outstanding principal amount that, together with the aggregate outstanding principal amount of all other investments, loans and advances permitted by this clause (iv) and made after the Fourth Amendment Effective Date, but net of all amounts paid by such non-Guarantor in or to the Company and/or any of the Guarantors after the ~~Closing Date~~ Fourth Amendment Effective Date that constitute repayments of loans or advances made by the company and/or such Guarantors or returns of capital (as opposed to returns on capital) invested by the Company and/or such Guarantors, shall not exceed $100,000,000; and (v) in addition to investments, loans and advances permitted under the preceding clauses (i) through (iv), (A) any Permitted AEC Transaction and (B) any investment, loan or advance by the Company or a Guarantor (whether directly or indirectly through one or more intervening Subsidiaries that is not a Guarantor) in or to an AEC Joint Venture Entity; provided that each investment, loan or advance referred to in this clause (v)(B) made after the Fourth Amendment Effective Date must be in an outstanding principal amount that, together with the aggregate outstanding principal amount of all other investments, loans and advances permitted by this clause (v)(B) and made after the Fourth Amendment Effective Date, but net of all amounts paid by such AEC Joint Venture Entity to the Company and/or any of the Guarantors after the Fourth Amendment Effective Date that constitute repayments of loans or advances made by the Company and/or such Guarantors or returns of capital (as opposed to returns on capital) invested by the Company and/or such Guarantors, shall not exceed $100,000,000;

(f) Guarantees by a Subsidiary constituting Indebtedness permitted by Paragraph 6A (provided that a Subsidiary shall not Guarantee any obligation of the Company unless such Subsidiary also becomes a Guarantor in respect of the Guarantied Obligations) and Guarantees by the Company of Indebtedness or other obligations of a Subsidiary ~~permitted~~ not prohibited by Paragraph 6A;

(g) Guarantees by the Company of obligations to Bank of America, N.A., (i) of Albany International Holding (Switzerland) AG under the Amended and Restated Limited Guaranty and Indemnity Agreement dated as of May 1, 2015 (as amended from time to time) between the Company and Bank of America, N.A., in respect of overdrafts or currency hedging transactions in an aggregate amount not to exceed $20,000,000 at any time, and (ii) of other Subsidiaries under the Limited Guaranty and Indemnity Agreement dated as of May 1, 2015 (as amended from time to time) between the Company and Bank of America, N.A., in respect of credit card exposure in an aggregate amount not to exceed US$1,000,000 at any time;

(h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(i) loans or other advances to employees consistent with past practice; and

(j) other investments not permitted under clauses (a) through (i) above in an aggregate amount not exceeding $75,000,000 at any time.”

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6. Paragraph 6J is hereby amended by deleting the phrase “the date hereof” and inserting the phrase “the Fourth Amendment Effective Date” in lieu thereof.

7. The definition of “Revolving Credit Agreement” in Paragraph 11B is hereby amended by adding the phrase “and as amended and restated on April 8, 2016” immediately after the phrase “June 18, 2015” therein.

8. The following definitions in Paragraph 11B are hereby amended and restated to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text):

“Change in Control” means (a) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on ~~the date hereof~~ June 18, 2015) other than Permitted Shareholders, of shares representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company at a time when Permitted Shareholders together (i) do not have the unrestricted power directly or indirectly to vote or direct the vote of shares representing a percentage of such aggregate ordinary voting power that is greater than the percentage so owned by any such Person or group or (ii) do not Control the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved prior to their election by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of any “change in control” or similar event, however denominated, resulting in an obligation on the part of the Company or any Subsidiary to repay, redeem or repurchase, or to offer to repay, redeem or repurchase, Material Indebtedness.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) Consolidated Interest Expense for such period, (b) income tax expense for such period, (c) depreciation and amortization for such period, (d) all non-cash charges (including any non-cash expenses relating to stock option exercises or other non-cash, stock-based compensation such as restricted stock units) during such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made), (e) all charges related to the early retirement of Indebtedness during such period, (f) restructuring charges not in excess of (A) $20,000,000 in any period of four fiscal quarters or (B) $60,000,000 in the aggregate for all periods, in the case of each of such clauses (A) and (B), commencing with the fiscal quarter during which the ~~Third~~ Fourth Amendment Effective Date shall have occurred, (g) transaction expenses incurred in connection with the Blue Falcon Acquisition, provided that the aggregate amount added back for all periods with respect to such transaction expenses pursuant to this clause (g) shall not exceed US$7,000,000, (h) the amount of any pension settlement or curtailment expense (including (i) any such expenses, incurred in prior periods, the recognition of which has been deferred in accordance with GAAP, and (ii) any such expenses in the form of premium payments or other obligations or amounts paid or payable to third parties as consideration for the assumption or defeasance of such obligations) required or permitted to be recognized during such period as the result of the permanent settlement or defeasance of any pension obligation of the Company or any Subsidiary, provided that the aggregate amount to be added back with respect to all such pension settlement or curtailment expense pursuant to this clause (~~g~~ h) for all periods commencing with the fiscal quarter during which the ~~Third~~ Fourth Amendment Effective Date shall have occurred shall not exceed $100,000,000 (of which not more than $40,000,000 may represent add-backs of cash expenses), and (~~h~~ i) any losses attributable to sales of business operations not in the

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ordinary course of business during such period and minus, without duplication, (i) all non-cash gains and income for such period, (ii) any gains related to the early retirement of Indebtedness for such period and (iii) any gains attributable to sales of business operations not in the ordinary course of business for such period, all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP. ~~Notwithstanding the foregoing Consolidated EBITDA for the fiscal quarters of the Company ended September 30, 2014, December 31, 2014 and March 31, 2015 will be deemed for all purposes of this Agreement to be $38,889,000, $42,452,000 and $48,900,000, respectively.~~

“Guaranty Requirement” shall mean, at any time, that (a) the AI Guaranty Agreement shall have been executed by (i) each Domestic Subsidiary that is or becomes either a Borrowing Subsidiary (as defined in the Revolving Credit Agreement) or a Subsidiary Guarantor (as defined in the Revolving Credit Agreement), and (ii) each other Domestic Subsidiary (other than (A) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary, (B) any Domestic Subsidiary that (x) does not conduct any business operations, (y) has assets with a total book value not in excess of $1,000 and (z) does not have any Indebtedness outstanding and (C) any Subsidiary that is created as a result of a Permitted AEC Transaction), in each case existing at such time, shall have been delivered to the Required Holders and shall be in full force and effect, (b) the Indemnity, Subrogation and Contribution Agreement (or a supplement thereto) shall have been executed by the Company and each Domestic Subsidiary party to the AI Guaranty Agreement, shall have been delivered to the Required Holders and shall be in full force and effect, and (c) as to each Subsidiary that shall become a party to the AI Guaranty Agreement after the Date of Closing, each holder of Notes shall have received documents comparable to those delivered under paragraph 3A with respect to Subsidiaries party to such AI Guaranty Agreement on the Date of Closing (other than in connection with the Blue Falcon Acquisition an opinion under paragraph 3A(ii)(a)).

“Leverage Ratio” means, on any date, the ratio of (i) Total Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to such date (and solely for the purposes of this definition, if any Person (including the Acquired Company) shall have been acquired or divested by the Company or its Consolidated Subsidiaries or if the Company shall have merged with any Person during such period, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition, divestiture or merger, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period).

9. The following definitions are hereby added to Paragraph 11B in their appropriate alphabetical places, as follows:

“Acquired Company” means Blue Falcon I Inc., a Delaware corporation.

“Blue Falcon Acquisition” means the Company’s acquisition of all of the issued and outstanding capital stock of the Acquired Company pursuant to the Stock Purchase Agreement.

“Fourth Amendment Effective Date” shall mean the Restatement Effective Date (as defined in the Revolving Credit Agreement (as in effect on April 8, 2016).

“Seller” means Harris Corporation, a Delaware corporation.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of February 27, 2016, among the Company, the Seller and the Acquired Company.

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10. The Note Agreement is hereby amended by deleting Schedules 1A, 6A, 6B, 6D, 6G, 8C and 8G thereto and inserting Schedules 1A, 6A, 6B, 6D, 6G, 8C and 8G, respectively, attached hereto in lieu thereof.

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SCHEDULE 1A

Albany International Holdings Two, Inc.

Albany Engineered Composites, Inc.

Albany International Research Co.

Geschmay Corp.

Brandon Drying Fabrics, Inc.

Geschmay Welt Felts, Inc.

Geschmay Forming Fabrics Corp.

Blue Falcon I, Inc.1

Blue Falcon II LLC

1 To be merged into Albany Engineered Composites, Inc. on the Fourth Amendment Effective Date.

SCHEDULE 6A

Existing Indebtedness

Amount
(US$)[2]

Amounts outstanding under the Revolving Credit Facility and related Hedging
Agreements which are owed by various borrowers party thereto from time to time

Albany International Tecidos Tecnicos Ltda.
Short and Medium-Term Borrowings from Local Banks	$656,000

Albany International AB
Credit Lines from Local Banks	$1,000,000

Albany International Canada Corp.
Credit Lines from Local Banks	$1,400, 000
Albany International Corp.
Obligations under that certain Industrial Lease, dated as of August 15, 2011,
with Reef Bonneville, LLC	$23,000,000

2Dollar amounts are converted from local currencies.

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SCHEDULE 6B

Existing Liens

Albany International Tecidos Tecnicos Ltda.	Cash deposits by Albany International Corp.
restricted to support guaranty with Nova Energia
Comercializadora Ltda. for BRL 400,000 (approx.
US$100,000)

SCHEDULE 6D

Certain Transactions with Affiliates

Nevo Cloth Ltd.

Albany Nordiskafilt AB, the Company’s principal Swedish subsidiary, which merged with Albany International AB in 2015, established a 50/50 equity joint venture with a local Russian partner to gain a manufacturing presence in Russia in the Company’s core paper machine clothing business. Albany Nordiskafilt supplies paper machine clothing and related products to this entity for resale to customers in Russia. The other shareholder is not, to the Company’s best knowledge, an Affiliate of the Company.

Schedule 6G

Existing Investments and Subsidiaries

i. Investments

Nevo Cloth Ltd. (Russia)	50% equity ownership
Ichikawa Ltd. (Japan)	300,000 shares Common Stock (approx. 1.0%)
Parco Scientifico Technlogico di Venezia s. c.a.r.l.	176 quotas valued at EUR 8,625(approx. US$9,300)

ii. Subsidiaries

Affiliate	Direct Subsidiary of	Country of Incorporation	Jurisdiction of Incorporation
AI (Switzerland) GmbH	Albany International	Switzerland	Switzerland
Europe GmbH
Albany International (China) Co., Ltd.	Albany International	China	Panyu,
	Holding (Switzerland) AG		Guangdong,
China
Albany International AB	Albany International	Sweden	Halmstad,
	Holding AB		Sweden
Albany International B.V.	Albany International	Netherlands	The Hague,
	Holding (Switzerland) AG		Netherlands
Albany International Canada Corp.	AI (Switzerland) GmbH	Canada	Nova Scotia
Albany International Corp.		United States	Delaware
Albany International de Mexico S.A. de	Albany International	Mexico	Mexico
C.V.	Corp.
Albany International Engineered Textiles	Albany International	China	Hangzhou,
(Hangzhou) Co., Ltd.	Holding (Switzerland) AG		China
Albany International Europe GmbH	Albany International	Switzerland	Switzerland
Holding (Switzerland) AG
Albany International France, S.A.S.	Albany International	France	Selestat, France
Canada Corp.
Albany International Germany Holding	Albany International	Germany	Germany
GmbH	Holdings Two, Inc.
Albany International GmbH	Albany International	Germany	Germany
Germany Holding GmbH
Albany International Holding	Albany International	Switzerland	Switzerland
(Switzerland) AG	Holdings Two, Inc.
Albany International Holding AB	Albany International	Sweden	Sweden
Holding (Switzerland) AG
Albany International Holdings Two, Inc.	Albany International Corp.	United States	Delaware

Albany International Italia S.r.l.	Albany International	Italy	Italy
Holding (Switzerland) AG
Albany International Korea, Inc.	Albany International	Korea	Chungju-shi,
	Holdings Two, Inc.		Korea
Albany International Ltd.	Albany International	United Kingdom	United
	Holding (Switzerland) AG		Kingdom
Albany International Oy	Albany International AB	Finland	Helsinki,
Finland
Albany International Pty. Ltd.	Albany International	Australia	Australian
	HoldingsTwo, Inc.		Capital
Territory
Albany International Research Co. -	Albany International Corp.	United States	Delaware
Inactive
Albany International S.A. Pty. Ltd.	Albany International AB	South Africa	Durban
Albany Engineered Composites, Inc.	Albany International Corp.	United States	New
Hampshire

Albany Safran Composites, LLC	Albany Engineered	United States	New
	Composites, Inc.		Hampshire
Albany Safran Composites, S. A.S.	Albany Safran	France	France
Composites, LLC
Albany International Tecidos Tecnicos	Albany International	Brazil	Santa Catarina
Ltda.	Canada Corp.
Albany International Japan Kabushiki	Albany International AB	Japan	Tokyo
Kaisha
Brandon Drying Fabrics, Inc. - Inactive	Geschmay Corp.	United States	Delaware

Geschmay Corp. – Inactive	Albany International Corp.	United States	Delaware
Geschmay Forming Fabrics Corp. -	Geschmay Corp.	United States	Delaware
Inactive
Geschmay Wet Felts, Inc. - Inactive	Geschmay Corp.	United States	Delaware
Transglobal Enterprises Inc. – Namesaver	Albany International Corp.	United States	Delaware
– Inactive
Wurttembergische Filztuchfabrik D.	Albany International	Germany	Germany
Geschmay GmbH	Germany Holding GmbH
Albany Safran Composites Mexico, S. de	Albany Safran	Mexico	Mexico
R.L. de C.V.	Composites, LLC
Albany Mexico Services, S. de R. L. de	Albany International Corp.	Mexico	Mexico
C.V.
Blue Falcon I Inc.	Albany Engineered	United States	Delaware[3]
Composites, Inc.
Blue Falcon II LLC [4]	Blue Falcon I Inc. [5]	United States	Delaware

3 To be merged into Albany Engineered Composites, Inc. on the Fourth Amendment Effective Date.

4 To be re-named as Albany Aerostructures Composites LLC on the Fourth Amendment Effective Date.

5 To be direct subsidiary of Albany Engineered Composites, Inc., following merger of Blue Falcon I, Inc.

into Albany Engineered Composites, Inc.

SCHEDULE 8C

The discussion of various matters set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (a) in “Item 1A. Risk Factors” under the heading “The Company is subject to legal proceedings and legal compliance risks, and has been named as defendant in a large number of suits relating to the actual or alleged exposure to asbestos-containing products” and (b) in “Item 3. Legal Proceedings” is hereby incorporated by reference.

SCHEDULE 8G

Revolving Credit Agreement

EXHIBIT A

AMENDMENT FEE WIRING INSTRUCTIONS

The Prudential Insurance Company of America		$14,000

Account Name: Prudential Managed Portfolio
Account No.:	P86188 (please do not include spaces)
Bank: JPMorgan Chase Bank
Address:	New York, NY
ABA No.:	021-000-021
Reference:	Albany International Amendment Fee

The Prudential Insurance Company of America		$2833.33

Account Name: The Prudential - Privest Portfolio
Account No.:	P86189 (please do not include spaces)
Bank: JPMorgan Chase Bank
Address:	New York, NY
ABA No.:	021-000-021
Reference:	Albany International Amendment Fee

The Prudential Life Insurance Company, Ltd.		$2,500

Account Name: Prudential International Insurance
Service Co.
Account No.:	304199036 (please do not include spaces)
Bank: JPMorgan Chase Bank
Address:	New York, NY
ABA No.:	021-000-021
Reference:	Albany International Amendment Fee

The Gibraltar Life Insurance Co., Ltd.		$5,000

Account Name:	Prudential International Insurance
Service Company
Account No.:	304199036 (please do not include spaces)
Bank: JPMorgan Chase Bank
Address:	New York, NY
ABA No.:	021-000-021
Reference:	Albany International Amendment Fee

Security Benefit Life Insurance Company, Inc.		$666.67

State Street Bank & Trust
ABA No.:	011000028
DDA # 10549319
Reference:	SECURITY BENEFIT LIFE - PRUD / 43ZW
Further Reference: Albany International Amendment Fee